UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2023

AULT ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AULT	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	AULT PRD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On September 1, 2023, Ault Alliance, Inc. (the “Company”) commenced an offering on a continuing basis of up to an aggregate principal amount of $48,000,000 of its senior notes, consisting of $8,000,000 principal amount of its 7.00% senior notes due 2024 (the “2024 Notes”), $10,000,000 principal amount of its 8.50% senior notes due 2026 (the “2026 Notes”) and $30,000,000 principal amount of its 10.50% senior notes due 2028 (the “2028 Notes” and, collectively with the 2024 Notes and the 2026 Notes, the “Notes”). The offering will continue until (i) the date that the maximum amount of Notes has been sold or (ii) an earlier date determined by the Company in its sole discretion. The offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-260618) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”), effective November 12, 2021, and the prospectus supplement filed by the Company with the SEC pursuant to Rule 424(b) of the Securities Act on September 1, 2023.

The Notes are the Company’s senior unsecured obligations and rank equally with all of the Company’s other senior unsecured indebtedness. The 2024 Notes mature on December 31, 2024 and bear interest at a rate of 7.00% per annum. The 2026 Notes mature on December 31, 2026 and bear interest at a rate of 8.50% per annum. The 2028 Notes mature on December 31, 2028 and bear interest at a rate of 10.50% per annum. The maturity dates of the 2024 Notes, 2026 Notes and 2028 Notes may be extended for an additional three, six and twelve months, respectively, at the Company’s option upon payment to those noteholders of an extension fee equal to 1.00% of the outstanding principal balance of their notes. The Company will pay interest on the Notes on the 15th day of each month, beginning in the month next succeeding the month in which each Note is issued, with partial payment on a pro rata basis for the first month as appropriate.

The 2028 Notes may be redeemed at the Company’s option, in whole at any time or in part from time to time, upon not less than 30 days nor more than 60 days written notice to the holders prior to the date of redemption, at a redemption price of 100% of the outstanding principal amount of the 2028 Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. Notwithstanding the foregoing, the 2028 Notes may not be redeemed prior to two years after the respective issuance date of such notes. The 2024 Notes and the 2026 Notes are not redeemable by the Company prior to maturity.

If an event of default with respect to the Notes occurs, the principal amount of the Notes, plus any accrued and unpaid interest, may be declared immediately due and payable, subject to certain conditions. These amounts automatically become due and payable in the case of certain types of bankruptcy, insolvency or reorganization events of default involving the Company.

Investors must purchase the Notes on the Company’s online platform located at www.monthlyincome.com and simultaneously enter into an Investor Agreement (the “Investor Agreement”), the terms of which govern the purchase of the Notes.

The foregoing description is a summary of the terms of the Notes and the Investment Agreement and does not purport to be a complete statement of the rights and obligations thereunder. The foregoing description is qualified in its entirety by reference to the full text of the 2024 Notes, the 2026 Notes, the 2028 Notes and the Investment Agreement, copies of which are filed as Exhibits 4.1, 4.2, 4.3 and 10.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

The legal opinion of Olshan Frome Wolosky LLP, counsel to the Company, relating to the legality of the issuance and sale of the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K.

ITEM 2.03	CREATION OF DIRECT FINANCIAL OBLIGATION or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of 7.00% Senior Note due 2024.
4.2	Form of 8.50% Senior Note due 2026.
4.3	Form of 10.50% Senior Note due 2028.
5.1	Opinion of Olshan Frome Wolosky LLP.
10.1	Ault Alliance, Inc. Investor Agreement.
23.1	Consent of Olshan Frome Wolosky LLP (included in the opinion filed as Exhibit 5.1).
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded as Inline XBRL document and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AULT ALLIANCE, INC.

Dated: September 1, 2023	By:	/s/ Henry C.W. Nisser
		Name:	Henry C.W. Nisser
		Title:	President